Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of DarioHealth Corp. (the "Company") relating to the Company’s 2012 Equity Incentive Plan, as amended, filed on December 3, 2018, of our report dated March 19, 2018, with respect to the consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 2017, filed with Securities and Exchange Commission on March 19, 2018.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
December 3, 2018	A Member of Ernst & Young Global